Exhibit 32

SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
BOISE CASCADE CORPORATION

          We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies Boise Cascade Corporation's quarterly report on Form 10-Q for the quarter ended June 30, 2004.

________________

          I, George J. Harad, Boise Cascade Corporation's chief executive officer, certify that:

          (i)        the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

          (ii)        the information contained in the Form 10-Q fairly presents, in all material respects, Boise Cascade Corporation's financial condition and results of operations.

/s/ George J. Harad _______________________________ George J. Harad Chief Executive Officer

          I, Theodore Crumley, Boise Cascade Corporation's chief financial officer, certify that:

          (i)        the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

          (ii)        the information contained in the Form 10-Q fairly presents, in all material respects, Boise Cascade Corporation's financial condition and results of operations.

/s/ Theodore Crumley _______________________________ Theodore Crumley Chief Financial Officer

Dated: August 5, 2004

          A signed original of this written statement required by Section 906 has been provided to Boise Cascade Corporation and will be retained by Boise Cascade Corporation and furnished to the Securities and Exchange Commission or its staff upon request.